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                                                                      EXHIBIT 16



April 5, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Delhaize America, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Amendment No. 1 to Form 8-K report dated March 14, 2002. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 8-K.

Very truly yours,


PricewaterhouseCoopers LLP


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